Proxy Card

ATHENA CONSUMER ACQUISITION CORP.
442 5th Avenue
New York, NY 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 21, 2023
TO THE STOCKHOLDERS OF ATHENA CONSUMER ACQUISITION CORP.

P R O X Y

NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the stockholders of Athena Consumer Acquisition Corp., a Delaware corporation ("Athena," "we," "us" or "our"), will be held at 10:00 a.m., Eastern time, on September 21, 2023, in virtual format. You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example: X

ATHENA CONSUMER ACQUISITION CORP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the business combination agreement dated as of July 28, 2022 (as amended by the amendments to the business combination agreement, dated as of September 29, 2022, June 29, 2023, July 18, 2023 and August 25, 2023 and as may be further amended or restated from time to time, the "Business Combination Agreement"), by and among Athena, Next.e.GO Mobile SE, a European company incorporated in Germany ("e.GO"), Next.e.GO B.V., a Dutch private limited liability company and a wholly-owned subsidiary of e.GO ("TopCo"), and Time is Now Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of TopCo ("Merger Sub") and the transactions contemplated thereby (the "Business Combination"), pursuant to which, among other things, (i) Merger Sub will merge with and into Athena, with Athena surviving and continuing as a direct, wholly-owned subsidiary of TopCo (the "Merger"), (ii) after giving effect to the Merger, each issued and outstanding share of Athena Common Stock (as defined in the accompanying proxy statement) will be converted into a number of shares of common stock, par value $0.0001 per share, of the company surviving the Merger (the "Surviving Company Common Stock"), (iii) immediately thereafter, each of the resulting shares of Surviving Company Common Stock will be automatically exchanged for one ordinary share, nominal value of € 0.12 per share, of TopCo (the "TopCo Share"), and (iv) in connection therewith and subject to the approval of the public warrant holders of Athena (the "Athena Warrant Holders") at the Warrant Holders Meeting (as defined in the accompanying proxy statement), each outstanding warrant to purchase a share of Athena Class A Common Stock (the "Athena Warrants") will be automatically cancelled and exchanged for 0.175 TopCo Shares (the "Warrant Shares") per Athena Warrant, with any fractional entitlement being rounded down (the "Warrant Exchange"). We refer to this proposal as the "Business Combination Proposal." A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Advisory Charter Proposals — to consider and vote upon three sub-proposals to approve and adopt, on a non-binding advisory basis, certain governance provisions in the proposed TopCo Articles of Association, which are being presented separately in accordance with the SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions (the "Advisory Charter Proposals"):

Proposal No.2A: A proposal to increase the total number of authorized shares to approximately five times the number of outstanding ordinary shares immediately after the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No.2B: A proposal to provide flexibility with respect to future share issuances and provide that the TopCo General Meeting may authorize a designated corporate body of TopCo to issue ordinary shares for up to five years;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No.2C: A proposal to require supermajority voting for director removal and board nomination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedents set forth in the Business Combination Agreement or we determine that one or more of the conditions to Closing under the Business Combination Agreement is not satisfied or waived (the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ________________________________ 2023

____
Signature

____
(Signature if held Jointly)

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.